UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 28, 2007
Date of Report (Date of earliest event reported)
Salton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19557	36-3777824

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1955 W. Field Court, Lake Forest, Illinois 60045
(Address of principal executive offices) (Zip Code)
(847) 803-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Arrangement
     On June 28, 2007 we entered into an twelfth amendment to our senior secured credit facility with Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the senior lenders, and Silver Point Finance, LLC, as the co-agent, syndication agent, documentation agent, arranger and book runner. The amendment extends the date on which the combined outstanding amount of the existing overadvance of up to $16.2 million plus the additional overadvance of up to $26.5 million must be reduced to a maximum of $23.0 million until the earlier of (x) August 31, 2007 and (y) the date that the Agreement and Plan of Merger by and among Salton, Inc., SFP Merger Sub, Inc. and APN Holding Company, Inc. dated as of February 7, 2007 is terminated or no longer in full force and effect.
     A copy of the twelfth amendment to our senior secured credit facility dated as of June 28, 2007 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     Under the terms of the Company’s second lien credit agreement with The Bank of New York, the waivers and amendments to covenants and events of default contained in the eleventh amendment are deemed to be waivers and amendments to the parallel covenants and events of default contained in the second lien credit agreement.
Item 9.01 Financial Statements and Exhibits
99.1	Twelfth Amendment to Amended and Restated Credit Agreement dated as of June 28, 2007 by and among the Lenders, Wells Fargo Foothill, Inc., as administrative agent, and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton’s subsidiaries identified on the signature pages thereof as Borrowers and each of Salton’s Subsidiaries identified on the signature pages thereof as Guarantors.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 28, 2007

SALTON, INC.
/s/ WILLIAM LUTZ
William Lutz
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Twelfth Amendment to Amended and Restated Credit Agreement dated as of June 28, 2007 by and among the Lenders, Wells Fargo Foothill, Inc., as administrative agent, and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton’s subsidiaries identified on the signature pages thereof as Borrowers and each of Salton’s Subsidiaries identified on the signature pages thereof as Guarantors.